Exhibit 99

FOR IMMEDIATE RELEASE

March 21, 2012

Contact:  (analysts) Kris Wenker:  763-764-2607

(media) Kirstie Foster:  763-764-6364

GENERAL MILLS REPORTS RESULTS FOR FISCAL 2012 THIRD QUARTER

Company Reaffirms Full-year EPS Guidance

MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) today reported results for the third quarter of fiscal 2012.

Fiscal 2012 Third Quarter Financial Summary

•                  Net sales grew 13 percent to $4.12 billion.  The international Yoplait acquisition completed in July 2011 contributed 8 points of net sales growth.

•                  Segment operating profit rose 1 percent to $675 million, including significantly higher input costs year-over-year and increased advertising expense.

•                  Diluted earnings per share (EPS) totaled 58 cents.

•                  Adjusted diluted EPS, which excludes certain items affecting comparability of results, totaled 55 cents, one penny below the year-ago level.

Net sales for the 13 weeks ended Feb. 26, 2012 grew 13 percent to $4.12 billion.  Price realization and mix contributed 3 points of net sales growth, and pound volume contributed 10 points of net sales growth, including 13 points of pound volume growth from the Yoplait acquisition.  Foreign exchange did not have a material effect on our sales growth rate in the quarter.  Gross margin as a percent of net sales was below year-ago levels due to higher input costs and the change in business mix to include the Yoplait acquisition.  Advertising and media expense was 8 percent higher in the period.  Segment operating profit rose 1 percent to $675 million.  Third-quarter net earnings attributable to General Mills totaled $392 million and diluted earnings per share totaled 58 cents.  Adjusted diluted earnings per share, which excludes certain items affecting comparability of results year to year, totaled 55 cents for the third quarter of 2012 compared to 56 cents a year ago. (Please see Note 7 to the consolidated financial statements below for a reconciliation of this non-GAAP measure.)

Chairman and Chief Executive Officer Ken Powell said, “Our third-quarter results reflect strong worldwide sales growth for our business, but the 10-11 percent input cost inflation we’re experiencing this year pressured our margins.  In the fourth quarter, we expect to generate continued good sales momentum and we anticipate that gross margin contraction will ease somewhat.  This should result in renewed earnings growth as we wrap up 2012 and move into the new fiscal year.”

Nine-month Financial Summary

Through the first nine months of fiscal 2012, General Mills net sales grew 12 percent to $12.59 billion.  Price realization and mix contributed 4 points of net sales growth, and pound volume contributed 8 points of net sales growth, including 11 points of pound volume growth from the Yoplait acquisition.  Foreign exchange did not have a material effect on our sales growth rate.  Segment operating profit of $2.28 billion essentially matched year-ago levels.  Net earnings attributable to General Mills totaled $1.24 billion and diluted EPS totaled $1.86 per share.  Adjusted diluted EPS, which excludes certain items affecting comparability of results year-to-year, totaled $1.96 through the first nine months of 2012, matching our year-ago results. (Please see Note 7 below for a reconciliation of this non-GAAP measure.)

U.S. Retail Segment Results

Third-quarter net sales for General Mills’ U.S. Retail segment grew 4 percent to $2.61 billion.  Pound volume grew for the Big G cereal and Snacks divisions, but fell for U.S. Retail overall, reducing net sales growth by 5 percentage points.  Price realization and mix contributed 9 points of net sales growth in the quarter.  Segment operating profit of $512 million declined 4 percent, reflecting higher input costs, lower volume and a 2 percent increase in advertising and media expense.  Net sales for Big G cereals grew 6 percent, with gains by established brands such as Honey Nut Cheerios and Cinnamon Toast Crunch, along with good contributions from new products including Peanut Butter MultiGrain Cheerios.  Baking Products division net sales grew 11 percent led by Betty Crocker dessert mixes.  Net sales for the Snacks division grew 7 percent, reflecting strong growth by Nature Valley and Fiber One snack bars.  Meals division net sales grew 6 percent, including gains by Green Giant vegetables, Helper dinner mixes, and Progresso soups.  Small Planet Foods posted an 8 percent net sales increase led by Larabar fruit and nut energy bars, and Cascadian Farm organic cereals and grain snacks.  Pillsbury USA division net sales matched year-ago levels.  Net sales for the Yoplait division fell 3 percent, as gains by Go-Gurt, Yoplait Greek and Mountain High yogurt were offset by volume declines on certain established product lines.

Through nine months, U.S. Retail segment net sales grew 3 percent to $8.06 billion.  Pound volume reduced net sales growth by 6 points, while price realization and mix contributed 9 points of growth.  Advertising and media expense grew faster than sales, up 5 percent through the first nine months.  Segment operating profit totaled $1.76 billion, down 4 percent from year-ago levels.

International Segment Results

Third quarter net sales for General Mills’ consolidated international businesses grew 51 percent to reach $1.04 billion, including 43 points of net sales growth from the Yoplait acquisition.  Pound volume contributed 74 points of net sales growth, including 72 points of growth from the acquisition.  Price realization and mix subtracted 21 points of net sales growth, and foreign exchange subtracted 2 points of growth.  On a constant-currency basis, International segment net sales grew 53 percent overall, with sales more than doubling in Europe, and gains of 37 percent in Canada, 15 percent in the Asia / Pacific region and 12 percent in Latin America.  (Please see Note 7 for a reconciliation of this non-GAAP measure.)  Advertising and media expense grew 31 percent in the quarter.  International segment operating profit totaled $96 million, up 40 percent from year-ago levels.

Through nine months, International segment net sales rose 46 percent to $3.06 billion, including 35 points of growth from the Yoplait acquisition.  Pound volume contributed 62 points of net sales growth, foreign exchange contributed 3 points of growth, and price realization and mix subtracted 19 points.  Segment operating profit grew 41 percent to reach $310 million.

Bakeries & Foodservice Segment Results

Third-quarter net sales for the Bakeries and Foodservice segment grew 6 percent to $469 million.  Price realization and mix contributed 6 points of net sales growth, while pound volume did not have a material effect on net sales growth in the quarter.  Customer channel performance was strong, with net sales to convenience stores up 8 percent, sales to foodservice distributors up 14 percent, and sales to bakeries and national restaurant accounts up 1 percent.  Segment operating profit of $66 million was generally in line with year-ago levels despite significantly higher input costs and comparison to year-ago results that included strong grain merchandising earnings.

Through the first nine months of fiscal 2012, Bakeries and Foodservice net sales grew 10 percent to $1.47 billion.  Pound volume held generally even with year-ago levels, while price realization and mix contributed 10 points of net sales growth.  Segment operating profit of $206 million was 5 percent below year-ago results that included strong levels of grain merchandising earnings.

Joint Venture Summary

After-tax earnings from the Cereal Partners Worldwide (CPW) and Haagen Dazs Japan (HDJ) joint ventures totaled $16 million, up from year-ago results that included a tax restructuring charge and increased media investment for CPW.  Net sales for CPW grew 3 percent, while net sales for HDJ were 10 percent above year-ago levels.  Through nine months, after-tax earnings from joint ventures totaled $73 million, up 9 percent.

Corporate Items

Unallocated corporate items totaled $6 million net expense in the third quarter of 2012, down from $28 million net expense in last year’s third quarter.  Excluding mark-to-market effects in both years, unallocated corporate items totaled $53 million net expense this year compared to $61 million net expense a year ago.  This year’s third quarter included $4 million of Yoplait integration costs.  2011 third quarter expense included an $11 million charge to increase an environmental liability.

Net interest expense of $96 million was up 13 percent, reflecting higher debt levels following the Yoplait acquisition.  The effective tax rate for the third quarter was 32.7 percent.  Excluding certain items affecting comparability, the effective tax rate was 32.0 percent in this year’s third quarter and 31.6 percent a year ago. (Please see Note 7 below for a reconciliation of this non-GAAP measure.)

Cash Flow Items

Cash provided by operating activities totaled $1.66 billion in the first nine months of 2012, an increase from last year’s results primarily due to targeted reductions of working capital in the period.  Capital investments totaled $424 million in the first nine months of 2012.  Dividends paid rose to $600 million, reflecting the increase in the dividend rate year-over-year.  During the first nine months, General Mills repurchased approximately 8 million shares of common stock, including 3 million shares purchased in the third quarter.

Outlook

General Mills reaffirmed its fiscal 2012 adjusted diluted EPS guidance of $2.53 - $2.55.  This guidance excludes mark-to-market valuation effects, and integration costs for the Yoplait acquisition.  “Fiscal 2012 has represented a challenging operating environment, with the highest level of commodity inflation that we’ve seen in 30 years,” Powell said.  “But sales of our leading food brands remain strong in markets around the world, putting General Mills on pace to achieve record-level net sales and adjusted diluted earnings per share.”

General Mills will hold a briefing for investors today, March 21, 2012, beginning at 8:30 a.m. Eastern time.  You may access the web cast from General Mills’ internet home page:  generalmills.com.

Earnings per share excluding certain items, total company segment operating profit, international sales excluding foreign currency translation effects, and effective tax rate excluding certain items are each non-GAAP measures.  Reconciliations of these measures to their relevant GAAP measures appear in the financial schedules and Note 7 to the attached Consolidated Financial Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “ Outlook,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended			Nine-Month Period Ended
	Feb. 26, 2012	Feb. 27, 2011	% Change	Feb. 26, 2012	Feb. 27, 2011	% Change

Net sales	$4,120.1	$3,646.2	13.0%	$12,591.5	$11,245.9	12.0%

Cost of sales	2,612.7	2,215.4	17.9%	8,042.9	6,656.8	20.8%

Selling, general, and administrative expenses	838.7	790.2	6.1%	2,523.3	2,363.2	6.8%

Divestiture (gain)	—	(14.3)	NM	—	(14.3)	NM

Restructuring, impairment, and other exit costs	0.1	0.1	NM	0.9	2.1	NM

Operating profit	668.6	654.8	2.1%	2,024.4	2,238.1	(9.5)%

Interest, net	96.0	85.0	12.9%	268.6	256.9	4.6%

Earnings before income taxes and after-tax earnings from joint ventures	572.6	569.8	0.5%	1,755.8	1,981.2	(11.4)%

Income taxes	187.3	181.7	3.1%	574.2	565.4	1.6%

After-tax earnings from joint ventures	15.5	5.4	187.0%	72.7	66.6	9.2%

Net earnings, including earnings attributable to redeemable and noncontrolling interests	400.8	393.5	1.9%	1,254.3	1,482.4	(15.4)%

Net earnings attributable to redeemable and noncontrolling interests	9.3	1.4	NM	12.4	4.3	NM

Net earnings attributable to General Mills (a)	$391.5	$392.1	(0.2)%	$1,241.9	$1,478.1	(16.0)%

Earnings per share - basic	$0.61	$0.61	—%	$1.92	$2.30	(16.5)%

Earnings per share - diluted	$0.58	$0.59	(1.7)%	$1.86	$2.22	(16.2)%

Dividends per share	$0.305	$0.280	8.9%	$0.915	$0.840	8.9%

	Quarter Ended			Nine-Month Period Ended
	Feb. 26, 2012	Feb. 27, 2011	Basis Pt Change	Feb. 26, 2012	Feb. 27, 2011	Basis Pt Change
Comparisons as a % of net sales:

Gross margin	36.6%	39.2%	(260)	36.1%	40.8%	(470)

Selling, general, and administrative expenses	20.4%	21.7%	(130)	20.0%	21.0%	(100)

Operating profit	16.2%	17.9%	(170)	16.1%	19.9%	(380)

Net earnings attributable to General Mills	9.5%	10.8%	(130)	9.9%	13.1%	(320)

	Quarter Ended			Nine-Month Period Ended
	Feb. 26, 2012	Feb. 27, 2011	Basis Pt Change	Feb. 26, 2012	Feb. 27, 2011	Basis Pt Change
Comparisons as a % of net sales excluding certain items affecting comparability (b):

Gross margin	35.5%	38.3%	(280)	36.8%	39.6%	(280)

Operating profit	15.2%	17.0%	(180)	16.9%	18.7%	(180)

Net earnings attributable to General Mills	8.9%	10.2%	(130)	10.3%	11.6%	(130)

(a) See Note 2.

(b) See Note 7 for a reconciliation of this measure not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended			Nine-Month Period Ended
	Feb. 26, 2012	Feb. 27, 2011	% Change	Feb. 26, 2012	Feb. 27, 2011	% Change
Net sales:
U.S. Retail	$2,609.4	$2,513.7	3.8%	$8,058.0	$7,810.4	3.2%
International	1,041.3	688.4	51.3%	3,060.9	2,097.0	46.0%
Bakeries and Foodservice	469.4	444.1	5.7%	1,472.6	1,338.5	10.0%
Total	$4,120.1	$3,646.2	13.0%	$12,591.5	$11,245.9	12.0%

Operating profit:
U.S. Retail	$512.5	$533.0	(3.8)%	$1,759.1	$1,835.0	(4.1)%
International	96.0	68.8	39.5%	310.2	219.5	41.3%
Bakeries and Foodservice	66.5	66.7	(0.3)%	205.7	216.3	(4.9)%
Total segment operating profit	675.0	668.5	1.0%	2,275.0	2,270.8	0.2%

Unallocated corporate items	6.3	27.9	(77.4)%	249.7	44.9	456.1%
Divestiture (gain)	—	(14.3)	NM	—	(14.3)	NM
Restructuring, impairment, and other exit costs	0.1	0.1	NM	0.9	2.1	NM
Operating profit	$668.6	$654.8	2.1%	$2,024.4	$2,238.1	(9.5)%

	Quarter Ended			Nine-Month Period Ended
	Feb. 26, 2012	Feb. 27, 2011	Basis Pt Change	Feb. 26, 2012	Feb. 27, 2011	Basis Pt Change
Segment operating profit as a % of net sales:
U.S. Retail	19.6%	21.2%	(160)	21.8%	23.5%	(170)
International	9.2%	10.0%	(80)	10.1%	10.5%	(40)
Bakeries and Foodservice	14.2%	15.0%	(80)	14.0%	16.2%	(220)
Total segment operating profit	16.4%	18.3%	(190)	18.1%	20.2%	(210)

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Feb. 26, 2012	Feb. 27, 2011	May 29, 2011
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$485.3	$540.3	$619.6
Receivables	1,437.1	1,185.9	1,162.3
Inventories	1,528.0	1,668.1	1,609.3
Deferred income taxes	27.8	30.9	27.3
Prepaid expenses and other current assets	358.1	417.7	483.5

Total current assets	3,836.3	3,842.9	3,902.0

Land, buildings, and equipment	3,549.9	3,180.4	3,345.9
Goodwill	8,205.0	6,702.9	6,750.8
Other intangible assets	4,728.4	3,802.8	3,813.3
Other assets	1,119.4	752.5	862.5

Total assets	$21,439.0	$18,281.5	$18,674.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,011.9	$830.1	$995.1
Current portion of long-term debt	749.1	1,031.2	1,031.3
Notes payable	690.8	974.5	311.3
Other current liabilities	1,397.2	1,675.5	1,321.5

Total current liabilities	3,849.0	4,511.3	3,659.2

Long-term debt	6,194.8	4,843.1	5,542.5
Deferred income taxes	1,367.6	988.6	1,127.4
Other liabilities	1,774.8	1,826.3	1,733.2

Total liabilities	13,186.2	12,169.3	12,062.3

Redeemable interest	848.4	—	—

Stockholders’ equity:

Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,337.7	1,300.7	1,319.8
Retained earnings	9,833.7	9,053.0	9,191.3
Common stock in treasury, at cost, shares of 107.4, 116.3 and 109.8	(3,213.4)	(3,400.8)	(3,210.3)
Accumulated other comprehensive loss	(1,111.9)	(1,162.2)	(1,010.8)

Total stockholders’ equity	6,921.6	5,866.2	6,365.5

Noncontrolling interests	482.8	246.0	246.7

Total equity	7,404.4	6,112.2	6,612.2

Total liabilities and equity	$21,439.0	$18,281.5	$18,674.5

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Nine-Month Period Ended
	Feb. 26, 2012	Feb. 27, 2011
Cash Flows - Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,254.3	$1,482.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	398.8	354.5
After-tax earnings from joint ventures	(72.7)	(66.6)
Stock-based compensation	88.4	81.4
Deferred income taxes	49.9	105.8
Tax benefit on exercised options	(58.7)	(75.1)
Distributions of earnings from joint ventures	43.2	31.4
Pension and other postretirement benefit plan contributions	(15.5)	(11.3)
Pension and other postretirement benefit plan expense	58.4	55.1
Divestiture (gain)	—	(14.3)
Restructuring, impairment, and other exit costs (income)	(2.6)	(2.5)
Changes in current assets and liabilities, excluding the effects of acquisitions	66.7	(612.4)
Other, net	(153.0)	(80.3)
Net cash provided by operating activities	1,657.2	1,248.1
Cash Flows - Investing Activities
Purchases of land, buildings, and equipment	(423.9)	(423.4)
Acquisitions, net of cash acquired	(900.1)	(84.8)
Investments in affiliates, net	(22.1)	(1.8)
Proceeds from disposal of land, buildings, and equipment	1.4	3.5
Proceeds from divestiture of product line	—	24.9
Exchangeable note	(131.6)	—
Other, net	6.6	14.7
Net cash used by investing activities	(1,469.7)	(466.9)
Cash Flows - Financing Activities
Change in notes payable	384.9	(78.4)
Issuance of long-term debt	1,390.5	500.0
Payment of long-term debt	(1,439.3)	(5.5)
Proceeds from common stock issued on exercised options	208.5	256.3
Tax benefit on exercised options	58.7	75.1
Purchases of common stock for treasury	(312.5)	(1,163.5)
Dividends paid	(599.5)	(547.5)
Other, net	(8.4)	(8.5)
Net cash used by financing activities	(317.1)	(972.0)
Effect of exchange rate changes on cash and cash equivalents	(4.7)	57.9
Decrease in cash and cash equivalents	(134.3)	(132.9)
Cash and cash equivalents - beginning of year	619.6	673.2
Cash and cash equivalents - end of period	$485.3	$540.3
Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(115.0)	$(110.3)
Inventories	111.8	(304.6)
Prepaid expenses and other current assets	146.4	(33.0)
Accounts payable	(76.8)	4.1
Other current liabilities	0.3	(168.6)
Changes in current assets and liabilities	$66.7	$(612.4)

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)          The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)          We use captions in our Consolidated Financial Statements as required by guidance on noncontrolling interests, including “Net earnings attributable to General Mills,” which we have shortened to “Net earnings” in this release.

(3)          During the first quarter of fiscal 2012, we acquired a 51 percent controlling interest in Yoplait S.A.S. and a 50 percent interest in Yoplait Marques S.A.S. from PAI Partners and Sodiaal for an aggregate purchase price of $1.2 billion. We consolidated both entities into our consolidated balance sheets and recorded goodwill of $1.5 billion. During the second and third quarters of fiscal 2012, we recorded adjustments to certain purchase accounting assets and liabilities that resulted in a $3 million increase to goodwill. Indefinite lived intangible assets acquired primarily include brands of $437 million. Finite lived intangible assets acquired primarily include franchise agreements of $440 million and customer relationships of $131 million. The pro forma effects of this acquisition were not material.

On the acquisition date, we recorded the $264 million fair value of Sodiaal’s 50 percent interest in Yoplait Marques S.A.S. as a noncontrolling interest on our consolidated balance sheets. On the acquisition date, we also recorded the $904 million fair value of Sodiaal’s 49 percent interest in Yoplait S.A.S. as a redeemable interest on our consolidated balance sheets. These euro-denominated interests are reported in U.S. dollars on our consolidated balance sheets. Sodiaal has the ability to put a limited portion of its redeemable interest to us once per year at fair value up to a maximum of 9 years. We adjust the value of the redeemable interest through additional paid-in capital on our consolidated balance sheets quarterly to the redeemable interest’s redemption value. As of February 26, 2012, the redemption value of the redeemable interest was $848 million.

(4)          For the third quarter of fiscal 2012, unallocated corporate expenses totaled $6 million compared to $28 million in the same period last year. We recorded a $46 million net decrease in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the third quarter of fiscal 2012, compared to a $33 million net decrease in expense in the third quarter of fiscal 2011. In the third quarter of fiscal 2011, we recorded an $11 million charge to increase an environmental liability related to an active cleanup site in Moonachie, New Jersey.

For the nine-month period ended February 26, 2012, unallocated corporate expenses totaled $250 million compared to $45 million in the same period last year. We recorded an $86 million net increase in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the nine-month period ended February 26, 2012, compared to a $133 million net decrease in expense in the nine-month period ended February 27, 2011. In the third quarter of fiscal 2011, we recorded an $11 million charge to increase an environmental liability related to an active cleanup site in Moonachie, New Jersey.

(5)          Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Nine-Month Period Ended
In Millions, Except per Share Data	Feb. 26, 2012	Feb. 27, 2011	Feb. 26, 2012	Feb. 27, 2011
Net earnings attributable to General Mills	$391.5	$392.1	$1,241.9	$1,478.1

Average number of common shares - basic EPS	647.9	638.9	647.4	642.8
Incremental share effect from: (a)
Stock options	14.4	15.5	14.5	16.8
Restricted stock, restricted stock units, and other	5.0	5.7	4.6	5.4
Average number of common shares - diluted EPS	667.3	660.1	666.5	665.0
Earnings per share - basic	$0.61	$0.61	$1.92	$2.30
Earnings per share - diluted	$0.58	$0.59	$1.86	$2.22

(a)          Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(6)          In February 2012, we fully repaid the $1.0 billion aggregate principal amount of our 6.0 percent notes. In November 2011, we issued $1.0 billion aggregate principal amount of 3.15 percent notes due December 15, 2021. The net proceeds were used to repay a portion of our notes due February 15, 2012, reduce our commercial paper borrowings, and for general corporate purposes. Interest on these notes is payable semi-annually in arrears. These notes may be redeemed at our option at any time prior to September 15, 2021 for a specified make whole amount and any time on or after that date at par plus accrued and unpaid interest to the redemption date. These notes are senior unsecured, unsubordinated obligations that include a change of control repurchase provision.

(7)          We have included five measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), integration costs resulting from the acquisitions of Yoplait S.A.S. and Yoplait Marques S.A.S. (“acquisition integration costs”), and income tax effects from changes in uncertain tax items (“uncertain tax items”) (collectively, these three items are referred to as “certain items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (3) total segment operating profit, (4) net sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange, and (5) effective income tax rates excluding certain items affecting comparability. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding certain items affecting comparability follows:

	Quarter Ended		Nine-Month Period Ended
Per Share Data	Feb. 26, 2012	Feb. 27, 2011	Feb. 26, 2012	Feb. 27, 2011
Diluted earnings per share, as reported	$0.58	$0.59	$1.86	$2.22
Mark-to-market effects (a)	(0.04)	(0.03)	0.09	(0.13)
Acquisition integration costs (b)	0.01	—	0.01	—
Uncertain tax items (c)	—	—	—	(0.13)
Diluted earnings per share, excluding certain items affecting comparability	$0.55	$0.56	$1.96	$1.96

(a)          See Note 4.

(b)         Integration costs resulting from the acquisitions of Yoplait S.A.S. and Yoplait Marques S.A.S.

(c)          Effects of court decisions and audit settlements on uncertain tax matters.

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follows:

	Quarter Ended
In Millions	Feb. 26, 2012		Feb. 27, 2011
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,507.4	36.6%	$1,430.8	39.2%
Mark-to-market effects (b)	(46.4)	(1.1)%	(33.4)	(0.9)%
Adjusted gross margin	$1,461.0	35.5%	$1,397.4	38.3%

Operating profit as reported	$668.6	16.2%	$654.8	17.9%
Mark-to-market effects (b)	(46.4)	(1.1)%	(33.4)	(0.9)%
Acquisition integration costs (c)	3.7	0.1%	—	—%
Adjusted operating profit	$625.9	15.2%	$621.4	17.0%

Net earnings attributable to General Mills as reported	$391.5	9.5%	$392.1	10.8%
Mark-to-market effects, net of tax (b)	(29.2)	(0.7)%	(21.0)	(0.6)%
Acquisition integration costs, net of tax (c)	4.1	0.1%	—	—%
Adjusted net earnings attributable to General Mills	$366.4	8.9%	$371.1	10.2%

	Nine-Month Period Ended
In Millions	Feb. 26, 2012		Feb. 27, 2011
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$4,548.6	36.1%	$4,589.1	40.8%
Mark-to-market effects (b)	85.7	0.7%	(133.3)	(1.2)%
Adjusted gross margin	$4,634.3	36.8%	$4,455.8	39.6%

Operating profit as reported	$2,024.4	16.1%	$2,238.1	19.9%
Mark-to-market effects (b)	85.7	0.7%	(133.3)	(1.2)%
Acquisition integration costs (c)	7.8	0.1%	—	—%
Adjusted operating profit	$2,117.9	16.9%	$2,104.8	18.7%

Net earnings as reported	$1,241.9	9.9%	$1,478.1	13.1%
Mark-to-market effects, net of tax (b)	54.0	0.4%	(84.0)	(0.7)%
Acquisition integration costs, net of tax (c)	7.2	—%	—	—%
Uncertain tax items (d)	—	—%	(88.9)	(0.8)%
Adjusted net earnings attributable to General Mills	$1,303.1	10.3%	$1,305.2	11.6%

(a)          Net sales less cost of sales.

(b)         See Note 4.

(c)          Integration costs resulting from the acquisitions of Yoplait S.A.S. and Yoplait Marques S.A.S.

(d)         Effects of court decisions and audit settlements on uncertain tax matters.

A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region net sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Quarter Ended Feb. 26, 2012
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	121%	(5	) pts	126%
Canada	35	(2)		37
Asia/Pacific	17	2		15
Latin America	8	(4)		12
Total International	51%	(2	) pts	53%

	Nine-Month Period Ended Feb. 26, 2012
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	99%	4	pts	95%
Canada	30	2		28
Asia/Pacific	21	6		15
Latin America	11	(2)		13
Total International	46%	3	pts	43%

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability follows:

	Quarter Ended				Nine-Month Period Ended
	Feb. 26, 2012		Feb. 27, 2011		Feb. 26, 2012		Feb. 27, 2011
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$572.6	$187.3	$569.8	$181.7	$1,755.8	$574.2	$1,981.2	$565.4
Mark-to-market effects (b)	(46.4)	(17.2)	(33.4)	(12.4)	85.7	31.7	(133.3)	(49.3)
Acquisition integration costs (c)	3.7	(0.4)	—	—	7.8	0.6	—	—
Uncertain tax items (d)	—	—	—	—	—	—	—	88.9
As adjusted	$529.9	$169.7	$536.4	$169.3	$1,849.3	$606.5	$1,847.9	$605.0
Effective tax rate:
As reported		32.7%		31.9%		32.7%		28.5%
As adjusted		32.0%		31.6%		32.8%		32.7%

(a)          Earnings before income taxes and after-tax earnings from joint ventures.

(b)         See Note 4.

(c)          Integration costs resulting from the acquisitions of Yoplait S.A.S. and Yoplait Marques S.A.S.

(d)         Effects of court decisions and audit settlements on uncertain tax matters.